UNITED STATES
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest even reported): January 3, 2006

                       INTERNAL HYDRO INTERNATIONAL, INC.
   _________________________________________________________________________
             (Exact Name of Registrant As Specified in Its Charter)

         FLORIDA                        000-29743                88-0109143
________________________________________________________________________________
(State Or Other Jurisdiction    (Commission File Number)       (IRS Employer
Of Incorporation Or                                          Identification No.)
  Organization)
                  334 S. Hyde Park Avenue, Tampa, Florida 33606
       _________________________________________________________________
          (Address of Principal Executive Offices, Including Zip Code)

                                 (813) 231-7122
           __________________________________________________________
              (Registrant's Telephone Number, Including Area Code)

           607 W. Martin Luther King, Jr. Blvd., Tampa, Florida 33603
        _______________________________________________________________
             (Former name, former address and former fiscal year, if
                           changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a meeting of the Board of Directors of Internal Hydro International, Inc. (the "Company") held on January 3, 2006, Michael Scionti and James Thomas were appointed to the two vacant positions of the Board of Directors effective January 3, 2006. Mr. Scionti will serve as an independent director. Mr. Thomas will be an inside director by virtue of his share ownership percentage. On January 17, 2006, Mr. Mark Pena, after serving a two year term, resigned from the board of directors effective that date for personal reasons, and in order to enable additional appointments to the Board.


On January 4, 2006, Mr. Alberto Pastrana was appointed acting Chief Financial Officer.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below are the names, ages, and positions of the new executive officer and the two new directors of the Company:



Name                            Age            Office
------------------              -----          --------
Alberto Pastrana                42             Chief Financial Officer

Michael Scionti                 37             Director

James Thomas                    39             Director

Family Relationships

There are no family relationships between or among the executive officers and directors of the Company.

Business Experience

Set forth below is certain biographical information, present occupation and business experience for the past five years of each new director or executive officer of the Company. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors' fees and reimburse Directors for expenses related to their activities.

ALBERTO PASTRANA

Mr. Pastrana has operated his tax practice in Tampa, Florida since 1987. He assists businesses and individuals , and holds various licenses in the financial sector (Real Estate, Insurance). Mr. Pastrana was instrumental in the formation and inception of Internal Hydro International. He graduated with Honors from IONA College in New Rochelle New York with a Bachelor of Business Administration in Accounting and Finance. Mr. Pastrana served a tour of duty in The Unites States Air Force.

MICHAEL SCIONTI

Mr. Scionti is currently in private practice in Tampa, Florida where he specializes in business and civil litigation. In addition, Mr. Scionti is currently a Candidate, for the House of Representatives, District 58, State of Florida. Mr. Scionti was formerly an Assistant Attorney General and Assistant State Attorney, State of Florida (1996 - 2005); he worked with various State and Federal law enforcement agencies in successfully prosecuting statewide white-collar corruption, and racketeer influenced criminal organizations (RICO) including in the areas of banking and securities fraud.

Mr. Scionti received his BS in 1990 from Florida State University and his JD from South Texas College of Law (1996); Recipient, American Jurisprudence Award for Torts and Langdell Scholar for Excellence Admitted to Practice in Florida
(1996); Member, Florida Supreme Court; United States Supreme Court, United States Court of Appeal, Eleventh Circuit; United States District Court, Middle District of Florida

Mr. Scionti is currently a Captain in the United States Army Reserves, Judge Advocate General's Corps (JAG) (2000-Present); Member, United States Military Court of Criminal Appeals. Captain, United States Army, He served with the Third Infantry Division; Served in Operation Enduring Freedom and Iraqi Freedom in support of our nation's efforts to fight the global war on terrorism; Conducted damage assessments and consulted with Iraqi foreign nationals on cross-cultural awareness of humanitarian need for civilians in time of war; Decorated war veteran, receiving the Bronze Star for proven leadership and service during ground combat (2003 - 2004)

JAMES A. THOMAS

Mr. Thomas is a founding partner of our predecessor company, Internal Command International in 2001, and since that time has served at the direction of the board and senior management in the areas of investor relations and special projects. Since 1997, Mr. Thomas has run a legal practice in Tampa, Florida.

Mr.  Thomas  received his BA in English  from the  University  of South  Florida
(1992) and his JD from Stetson University College of Law (1996). Mr. Thomas is a veteran of the United States Marine Corps where he served as a sniper (1984 -
1988), after which he served as a Police Officer with the City of Tampa Police Department (1989-1993).

EMPLOYMENT AGREEMENTS

We do not have an employment agreement with Mr. Pastrana.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no related party transactions related to Mr. Pastrana, Mr. Scionti or Mr. Thomas.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 16, 2006                      INTERNAL HYDRO INTERNATIONAL, INC..

                                             By: /S/ CRAIG HUFFMAN
                                             -----------------------------------
                                             Craig Huffman, President